Exhibit 99.1

LETTER OF TRANSMITTAL

OFFER TO EXCHANGE

0.8881 SHARES OF COMMON STOCK PLUS $6.25 CASH

FOR

UP TO 21,850,000 UNITS OF ITS OUTSTANDING EQUITY UNITS

IN THE FORM OF CORPORATE UNITS, STATED AMOUNT $50.00 PER UNIT

(CUSIP No. 524901303)

of

Legg Mason, Inc.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON AUGUST 12, 2009 UNLESS EXTENDED (SUCH ONE AND TIME, AS THE OFFER MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY NOT BE WITHDRAWN AFTER THE CORPORATE UNITS HAVE BEEN ACCEPTED FOR EXCHANGE.

Delivery To:

For Outstanding Equity Units in the Form of Corporate Units

By facsimile:

(For Eligible Institutions only):

(781) 930-4942

Attention: Legg Mason, Inc.

Confirmation by Telephone:

(781) 930-4900

By Mail or Hand Delivery:	By Overnight Delivery:
P.O. Box 859208 Braintree MA 02185-9208 Attention: Corporate Actions; Legg Mason, Inc.	161 Bay State Drive Braintree MA 02184 Attention: Corporate Actions; Legg Mason, Inc.

The Dealer Managers for the Exchange Offer are:

Citigroup Global Markets Inc.

390 Greenwich Street

New York, NY 10013

212-723-7179

Banc of America Securities LLC

J.P. Morgan Securities Inc.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges that he or she has received the Preliminary Prospectus, dated July 15, 2009 (together with any subsequent preliminary or final prospectus, the “Prospectus”), of Legg Mason, Inc., a Maryland corporation (the “Company”), and this Letter of Transmittal (the “Letter”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange for 0.8881 of a share of the Company common stock, par value $0.10 per share (the “Common Stock”), plus $6.25 in cash (together, the “Offer Consideration”) for each validly tendered and accepted Equity Unit in the form of a Corporate Unit up to an aggregate of 21,850,000 Corporate Units.

The Equity Units include units referred to as Corporate Units and Treasury Units. Each Corporate Unit (the “Corporate Units”) is comprised of (i) a purchase contract obligating the holder (the “Holder”) to purchase from the Company, shares of the Company’s common stock, par value $0.10 per share and (ii) a 1/20 or 5.0% undivided beneficial ownership interest in $1,000 principal amount of the Company’s 5.6% senior notes due June 30, 2021. The Company is not tendering for Treasury Units. If you hold Treasury Units and would like to tender them for exchange pursuant to the Exchange Offer, then before tendering you must recreate Corporate Units from your Treasury Units as described in the Prospectus in the section entitled “Description of the Offer—Terms of the Offer.”

This Letter is to be completed by a Holder and tender of Corporate Units is to be made by book-entry transfer to the account maintained by the Information and Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in the “Description of the Offer—Procedures for Tendering Corporate Units” section of the Prospectus. Holders who are unable to deliver confirmation of the book-entry tender of their Corporate Units into the Information and Exchange Agent’s account at the Book-Entry Transfer Facility (a “Book-Entry Confirmation”) and all other documents required by this Letter to the Information and Exchange Agent on or prior to the Expiration Date must tender their Corporate Units according to the guaranteed delivery procedures set forth in the “Description of the Offer—Procedures for Tendering Corporate Units—Guaranteed Delivery” section of the Prospectus. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Information and Exchange Agent.

The Company reserves the right, at any time, or from time to time, to extend the Exchange Offer and to amend any of the terms and conditions of the Exchange Offer, other than conditions required by applicable law, at its discretion. The Company shall notify the Holders of the Corporate Units of any extension promptly by oral (to be confirmed in writing) or written notice thereof.

Please read this entire Letter of Transmittal and the Prospectus carefully before checking any box below. The instructions included in this Letter of Transmittal must be followed.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW, WITH SIGNATURE GUARANTEE IF REQUIRED, AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW.

The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

List in the sections provided below the Corporate Units to which this Letter relates. If the space provided below is inadequate, the certificate numbers and number of Corporate Units should be listed and attached on a separate schedule.

DESCRIPTION OF REGISTERED CORPORATE UNITS (CUSIP NO. 524901303)	1	2	3
Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s)*	Aggregate Number of Corporate Units	Number of Corporate Units Tendered**

	Total

* Need not be completed by holders tendering by book-entry transfer.
** Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Corporate Units indicated in column 2.

The certificate numbers, names and addresses of the holders should be printed exactly as they appear on the certificate representing Corporate Units tendered hereby.

☐	CHECK HERE IF TENDERED CORPORATE UNITS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE INFORMATION AND EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number                              Transaction Code Number

☐	CHECK HERE IF TENDERED CORPORATE UNITS ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE INFORMATION AND EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

For Book-Entry Transfer, Complete the Following:

Account Number                              Transaction Code Number

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer (and if such Exchange Offer is extended or amended, the terms of any such extension or amendment), the undersigned hereby tenders to the Company the Corporate Units pursuant to the Company’s offer of the Offer Consideration in exchange for each Corporate Unit validly tendered and accepted, up to an aggregate of 21,850,000 Corporate Units. Subject to, and effective upon, the acceptance for exchange of the Corporate Units tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to such Corporate Units as are being tendered hereby.

The undersigned understands that tenders of Corporate Units pursuant to any of the procedures described in the Prospectus and in the instructions hereto and acceptance thereof by purchaser will constitute a binding agreement between the undersigned and purchaser.

The undersigned hereby irrevocably constitutes and appoints the Information and Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered Corporate Units, with full power of substitution, among other things, to cause the Corporate Units to be assigned, transferred and exchanged. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Corporate Units and to acquire the Offer Consideration issuable upon the exchange of such tendered Corporate Units, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Corporate Units tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the “Description of the Offer—Withdrawal of Tenders” section of the Prospectus.

The undersigned hereby represents and warrants that it is not prohibited from selling to or otherwise doing business with “U.S. Persons” and “persons subject to the jurisdiction of the United States” by any of the regulations of the U.S. Department of Treasury Office of Foreign Assets Control, pursuant to 31 C.F.R. Chapter V, or any legislation or executive orders relating thereto.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF REGISTERED CORPORATE UNITS” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE CORPORATE UNITS AS SET FORTH IN THE SECTIONS ABOVE.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please issue the Offer Consideration issued in exchange for the Corporate Units accepted for exchange, and return any Corporate Units not tendered or not exchanged, in the name(s) of the undersigned. The undersigned recognizes that the Company has no obligation pursuant to the “Special Issuance Instructions” to transfer any Corporate Units from the name of the registered holder(s) thereof if the Company does not accept for exchange any of the Corporate Units so tendered for exchange.

SPECIAL ISSUANCE INSTRUCTION

(See Instructions 3 and 4)

To be completed ONLY (i) if Corporate Units in an amount not tendered, or Offer Consideration issued in exchange for Corporate Units accepted for exchange, are to be issued in the name of someone other than the undersigned, or (ii) if Corporate Units tendered by book-entry transfer that are not exchanged are to be returned by credit to an account maintained at DTC other than to the account indicated above.

Issue Offer Consideration and/or unexchanged Corporate Units to:

Name(s)

(Please Type or Print)
(Please Type or Print)

Address

(Zip Code)

(Complete Substitute Form W-9)

☐	Credit the Offer Consideration and/or unexchanged Corporate Units delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility Account Number, if applicable)

IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE INFORMATION AND EXCHANGE AGENT PRIOR TO 12:01 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE (TO BE COMPLETED BY ALL TENDERING HOLDERS) (Complete Accompanying Substitute Form W-9 below)

x	, 2009

x	, 2009

(Signatures(s) of Owner(s))	(Date)

Area Code and Telephone Number:

If a Holder is tendering any Corporate Units, this Letter must be signed by the registered Holder(s) as the name(s) appear(s) on the certificate(s) for the Corporate Units or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s):

(Please Type or Print)

Capacity:

Address:

(Including Zip Code)

Tax Identification or Social Security Number:

SIGNATURE GUARANTEE (If required by Instruction 3)

Signature(s) Guaranteed by an Eligible Institution:

(Authorized Signature)
(Title)
(Name and Firm) Dated: , 2009

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER

1. Delivery of this Letter; Guaranteed Delivery Procedures. This Letter, or an electronic confirmation pursuant to the Depository Trust Company’s ATOP system, is to be completed by Holders of Corporate Units for tenders that are made pursuant to the procedures for delivery by book-entry transfer set forth in the “Description of the Offer—Procedures for Tendering Corporate Units” section of the Prospectus. Book-Entry Confirmation, as well as a properly completed and duly executed Letter (or manually signed facsimile hereof), or an electronic confirmation pursuant to the Depository Trust Company’s ATOP system, and any other documents required by this Letter, must be received by the Information and Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below.

Holders who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Information and Exchange Agent on or prior to the Expiration Date, or whose Corporate Units are not immediately available may tender their Corporate Units pursuant to the guaranteed delivery procedures set forth in the “Description of the Offer—Procedures for Tendering Corporate Units—Guaranteed Delivery” section of the Prospectus. Pursuant to such procedures, (i) such tender must be made through a firm which is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program (each an “Eligible Institution”), (ii) prior to 12:01 a.m., New York City time, on the Expiration Date, the Information and Exchange Agent must receive from such Eligible Institution (A) a properly completed and duly executed Letter (or a facsimile thereof), or an electronic confirmation pursuant to the Depository Trust Company’s ATOP system, (B) Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder and the amount of Corporate Units tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date if execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation or the certificates for all physically tendered Corporate Units, in proper form for transfer, and all other documents required by the Letter will be deposited by the Eligible Institution with the Information and Exchange Agent, and (iii) a Book-Entry Confirmation or the certificates for all physically tendered Corporate Units, in proper form for transfer and all other documents required by this Letter, must be received by the Information and Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

The delivery of the Corporate Units and all other required documents will be deemed made only when confirmed by the Information and Exchange Agent.

See “Description of the Offer” section of the Prospectus.

2. Signatures on this Letter; Unit Powers and Endorsements; Guarantee of Signatures. If this Letter is signed by the registered Holder of the Corporate Units tendered hereby, the signature must correspond exactly with the name as it appears on a security position listing as the Holder of such Corporate Units in the Book-Entry Transfer Facility System without any change whatsoever.

If any tendered Corporate Units are owned of record by two or more joint owners, all of such owners must sign this Letter.

If any tendered Corporate Units are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations.

When this Letter is signed by the registered Holder(s) of the Corporate Units specified herein and tendered hereby, no separate unit powers are required. If, however, the Offer Consideration is to be issued to a person other than the registered Holder, then separate unit powers are required.

If this Letter or any unit powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

Signatures on unit powers required by this Instruction 2 must be guaranteed by an Eligible Institution.

Signatures on this Letter need not be guaranteed by an Eligible Institution, provided the Corporate Units are tendered: (i) by a registered Holder of Corporate Units (including any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the Holder of such Corporate Units) who has not completed the box entitled “Special Issuance Instructions” on this Letter, or (ii) for the account of an Eligible Institution.

3. Special Issuance Instructions. Holders tendering Corporate Units by book-entry transfer may request that Corporate Units not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such Holder may designate hereon. If no such instructions are given, such Corporate Units not exchanged will be credited to the proper account maintained at The Depository Trust Company. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated.

4. Important Tax Information. Under current U.S. federal income tax law, a Holder whose tendered Corporate Units are accepted for exchange may be subject to backup withholding unless the Holder provides the Information and Exchange Agent with either (i) such Holder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 attached hereto, certifying that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN) and that (A) the Holder has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends or (B) the IRS has notified the Holder that he or she is no longer subject to backup withholding; or (ii) an adequate basis for exemption from backup withholding. If such Holder is an individual, the TIN is such Holder’s social security number. If the Information and Exchange Agent is not provided with the correct TIN, the Holder may be subject to certain penalties imposed by the IRS.

Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt Holders should indicate their exempt status on Substitute Form W-9. A foreign individual may qualify as an exempt recipient by submitting to the Information and Exchange Agent a properly completed IRS Form W-8BEN, W-8ECI, W-8IMY or W-8EXP, as applicable, (which the Information and Exchange Agent will provide upon request) signed under penalty of perjury, attesting to the Holder’s exempt status. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

Failure to complete the Substitute Form W-9 may require the Company to backup withhold 28 percent (or such other rate specified by the Internal Revenue Code of 1986, as amended (the “Code”)) of the amount of any payments made to the Holder or other payee. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

5. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Corporate Units to it or its order pursuant to the Exchange Offer, provided that such transfer taxes will not be considered to include income taxes, franchise taxes, or any other taxes that are not occasioned solely by the transfer of the Corporate Units. If, however, the Common Stock and/or substitute Corporate Units not exchanged are to be registered or issued in the name of any person other than the registered Holder of the Corporate Units tendered hereby, or if tendered Corporate Units are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Corporate Units to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

6. Waiver of Conditions. The Company reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus in accordance with applicable law.

7. No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Corporate Units, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Corporate Units for exchange.

Neither the Company, the Information and Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Corporate Units nor shall any of them incur any liability for failure to give any such notice.

8. Withdrawal Rights. Tenders of Corporate Units may be withdrawn (i) at any time prior to 12:01 a.m., New York City time, on the Expiration Date or (ii) if not previously returned by the Company, after 40 business days from the commencement of the offer if the Company has not accepted the tendered Corporate Units for exchange by that date. You may also validly withdraw Corporate Units that you tender if the offer is terminated without any Corporate Units being accepted or as required by applicable law. If such termination occurs, the Corporate Units will be returned to the tendering Holder promptly.

For a withdrawal of a tender of Corporate Units to be effective, a written notice of withdrawal or a properly transmitted request via DTC must be received by the Information and Exchange Agent at the address set forth above prior to 12:01 a.m., New York City time, on the Expiration Date or after 40 business days from the commencement of the offer if the Company has not accepted the tendered Corporate Units for exchange by that date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Corporate Units to be withdrawn (the “Depositor”), (ii) contain the description of the Corporate Units to be withdrawn, the number of the account at DTC to which the Corporate Units were tendered (or, in the case of Corporate Units tendered in physical form, the certificate numbers shown on the particular certificates representing such Corporate) and the number of Corporate Units tendered, (iii) be signed by the Holder of the Corporate Units in the same manner as the original signature on the Letter or be accompanied by documents of transfer sufficient to have the Holder register the transfer of the Corporate Units into the name of the person withdrawing the Corporate Units. A Holder who validly withdraws previously tendered Corporate Units prior to the Expiration Date and does not validly re-tender Corporate Units prior to the Expiration Date will not receive the Offer Consideration. A Holder of Corporate Units who validly withdraws previously tendered Corporate Units prior to the Expiration Date and validly re-tenders Corporate Units prior to the Expiration Date will receive the Offer Consideration. If the Corporate Units to be withdrawn have been delivered or otherwise identified to the Information and Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Information and Exchange Agent of written or facsimile transmission of the notice of withdrawal (or receipt of a request via DTC) even if physical release is not yet effected. A withdrawal of Corporate Units can only be accomplished in accordance with the foregoing procedures. The Company will have the right, which may be waived, to reject the defective withdrawal of Corporate Units as invalid and ineffective. If the Company waives its rights to reject a defective withdrawal of Corporate Units, subject to the other terms and conditions set forth in this Letter and in the Prospectus, the Holder’s Corporate Units will be withdrawn and the Holder will not be entitled to the offer consideration. If the Holder withdraws the Corporate Units, the Holder will have the right to re-tender them prior to the Expiration Date in accordance with the procedures described above and in the Prospectus for tendering outstanding Corporate Units. If the Company amends or modifies the terms of the offer or the information concerning the offer in a manner determined by the Company to constitute a material change to the offer, the Company will disseminate additional offer materials and if, at the time notice of any such amendment or modification is first published, sent or given to Holders of Corporate Units, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, the offer will be extended until no sooner than the expiration of such ten business day period. An extension of the Expiration Date will not affect a Holder’s withdrawal rights, unless otherwise provided or as required by applicable law.

9. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering and requests for Notices of Guaranteed Delivery may be directed to the Information and Exchange Agent, at the address and telephone number indicated above. The Dealer Managers for the Exchange Offer are Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. Requests for additional copies of the Prospectus, this Letter and other related documents may be directed to the Information and Exchange Agent.

PAYOR’S NAME: [ ]
Payee’s Name:
Payee’s Business Name (if different from above):
Payee’s Address:
Mark Appropriate Box:	[ ] Limited Liability Company Enter appropriate tax classification disregarded entity corporation partnership	[ ] Individual/Sole Proprietor	[ ] Corporation	[ ] Partnership	[ ] Other

SUBSTITUTE Form W-9	Part I — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN: Social Security Number or Employer Identification Number (If awaiting TIN write “Applied For”)
Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part II — For Payees exempt from backup withholding, write “Exempt” here and sign and date below (see the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein)

Part III — Certification — Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) of Part III above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute From W-9.)

SIGNATURE:                                                               DATE:

NOTE:

FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ALL REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

SIGNATURE:                                                                                   DATE:

The Information and Exchange Agent for the Exchange Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: tenderoffer@mackenziepartners.com

Any questions regarding procedures for tendering Corporate Units and any requests for additional copies of this prospectus should be directed to the information and exchange agent.

By Facsimile (Eligible Institutions Only): 781-930-4942 Attention: Legg Mason, Inc. Confirmation by Telephone: 781-930-4900	By Overnight Delivery: 161 Bay State Drive Braintree, MA 02184 By Mail or Hand Delivery: P.O. Box 859208 Braintree, MA 02185-9208 Attention: Corporate Actions; Legg Mason, Inc.

The Dealer Managers for the Exchange Offer are:

Citigroup Global Markets Inc.

390 Greenwich Street

New York, NY 10013

212-723-7179

Banc of America Securities LLC

J.P. Morgan Securities Inc.